SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                   WNC CALIFORNIA HOUSING TAX CREDITS II, L.P.
                   -------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)  Title of each class of securities to which transaction applies:

            ------------------------------
        2)  Aggregate number of securities to which transaction applies:

            ------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ------------------------------
        4) Proposed maximum aggregate value of transaction:

           ------------------------------
        5) Total fee paid:

           ------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:
        2) Form, Schedule or Registration Statement No.:
        3) Filing Party:
        4) Dated Filed:

                                                                PRELIMINARY COPY



                   WNC CALIFORNIA HOUSING TAX CREDITS II, L.P.

            NOTICE FOR ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS

To the Limited Partners of WNC California Housing Tax Credits II, L.P.

We are soliciting consent from the Limited Partners of WNC California Housing Tax Credits II, L.P. (the "Partnership") to an amendment of the Partnership's agreement of limited partnership. The amendment would authorize the general partners of the Partnership to approve the sale of a Partnership investment. The proposed amendment and sale are set forth in the accompanying Consent Solicitation Statement.

Because you are a holder of units in the Partnership, we are asking for your consent. Please carefully review the information in the enclosed Consent Solicitation Statement before voting. If you have any questions or require assistance in completing the enclosed Consent Card, please call WNC & Associates, Inc. Investor Services, at 1-714-662-5565, Extension 187.

DATED at Irvine, California this ______ day of June, 2007.

WNC Tax Credit Partners, L.P.,
General Partner






IMPORTANT: YOUR PARTICIPATION IS VERY IMPORTANT. PLEASE COMPLETE THE ENCLOSED CONSENT FORM AND SIGN, DATE AND RETURN IT PROMPTLY. FAILURE TO RETURN THE
ENCLOSED  CONSENT  CARD  WILL  HAVE  THE  SAME  EFFECT  AS A  VOTE  AGAINST  THE
LIQUIDATION.

                         CONSENT SOLICITATION STATEMENT


            PROPOSED ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS OF
                   WNC CALIFORNIA HOUSING TAX CREDITS II, L.P.


                                  June __, 2007


                                  INTRODUCTION

     The limited partners (the "Limited Partners") of WNC California Housing Tax Credits II, L.P. (the "Partnership") are being asked by the Partnership and its general partner, WNC Tax Credit Partners, L.P. (the "General Partner") to consider and approve by written consent an amendment to the Partnership's Agreement of Limited Partnership (the "Proposal"). The Proposal would permit the sale of a property in which the Partnership has an interest. The Partnership and the General Partner recommend approval of the Proposal.

     The Partnership was formed in 1990 to raise capital through the sale of its units of limited partnership interest (the "Units") and invest the net proceeds in entities (the "Local Limited Partnerships") owning apartment complexes generating Federal and California low income housing tax credits. The Partnership invested in a total of fifteen Local Limited Partnerships.

     The Partnership is governed by its Agreement of Limited Partnership dated as of September 13, 1990 (the "Partnership LPA").

     The Proposal addresses the property owned by the Local Limited Partnership known as Ukiah Terrace, a California Limited Partnership ("Ukiah Terrace"). The general partners of Ukiah Terrace are Thomas G. Larson, William H. Larson and Raymond L. Tetzlaff (collectively, the "Local General Partner").

     Ukiah Terrace owns the Ukiah Terrace Apartments located in Ukiah, California (the "Property"). Consistent with the investment objectives of the Partnership, the Property qualified for Federal low income housing tax credits under the Internal Revenue Code for a 10-year period. The credit period has expired, and no further credits are being generated by the Property. The 15-year Federal compliance period has also expired, so there would be no credit recapture upon a transfer of the Property.

     A new limited partnership / limited liability company (the "Purchaser") and its general partner / managing member have been or will be formed by a developer (the "Developer") to purchase the Property. The Developer presented the Purchaser's offer to the Local General Partner. The Developer is not an affiliate of the General Partner. The total purchase price being offered for the Property is $2,600,000, which is an amount in excess of the outstanding mortgage balance. The Developer has represented that the sales price being offered is based, in part, on an independent appraisal of the Property obtained by the Developer. Affiliates of the General Partner will be the limited partners in the Purchaser, and the General Partner will receive a fee from the Developer for assisting in the development and rehabilitation of the Property.

     Consistent with the Partnership's objectives, the Property has generated passive losses from its operations. For many Limited Partners who are individuals, the tax benefits of such passive losses are available only upon the sale of the Property and the termination of Ukiah Terrace. The sale of the Property and the termination of Ukiah Terrace could allow Limited Partners to use passive losses previously allocated to them but not used. An individual Limited Partner's passive losses from the Property in most cases should be available to offset some or all of the gain from the sale of the Property and the termination of Ukiah Terrace. The use of the passive losses to offset such gain is in addition to the benefits the Limited Partners have already received from claiming the low income housing tax credits of Ukiah Terrace.

     Each Limited Partner is urged to consult his, her or its own tax advisor as to the specific tax consequences to the Limited Partners of a sale of the Property and the termination of Ukiah Terrace.

     This Consent Solicitation Statement and the enclosed form of Action By Written Consent of Limited Partners were first sent to the Limited Partners on or about June __, 2007.

                         UKIAH TERRACE AND THE PROPERTY

     In 1991, the Partnership invested approximately $349,000 in Ukiah Terrace. Ukiah Terrace developed the Property, a 41-unit low-income housing apartment complex located in Ukiah, California. Ukiah is a rural city near U.S. Highway 101 in Mendocino County, identified as a low-income area. Ukiah Terrace obtained a $1,802,000 permanent mortgage loan, of which approximately $1,740,000 was outstanding as of December 31, 2006. The Property is encumbered by a deed of trust in favor of United States Department of Agriculture, Farmers Home Administration (now known as Rural Development) ("Rural Development"). The loan is for an original term of 50 years, is being amortized over a period of 50 years, and matures on December 2042. The loan bears interest at the stated rate of 8.75% per annum, which is reduced to a rate of 1% per annum by a Rural Development interest rate subsidy. The Rural Development loan cannot be prepaid. There is also a rental assistance payment plan in place from Rural Development covering 38 of the apartment units which is renewed every five years. The transfer of the Property is subject to the approval of Rural Development.

                     PROPOSAL - AMENDMENT TO PARTNERSHIP LPA

     Generally, the Partnership LPA permits the Partnership to sell its properties without the consent of the Limited Partners. However, the Partnership LPA does not expressly permit the sale of the Property to a Purchaser wherein affiliates of the General Partner are or will become the limited partners and the General Partner will obtain a fee for assisting in the development and rehabilitation of the Property. A complete statement of the Proposal is as follows:

          "Section 5.3.5 Notwithstanding the provisions of Section 5.3.2(vi) or any other Section hereof, the Local Limited Partnership known as Ukiah Terrace, a California Limited Partnership, shall be permitted to sell its Property to a purchaser wherein one or more affiliates of the General Partners or their affiliates are or will become the limited partners and the General Partner will obtain a fee for services rendered in the development and rehabilitation of such Property."

                              REASONS FOR THE SALE

     Before recommending the sale, the General Partner considered the benefits and risks associated with continuing the Partnership's investment in Ukiah Terrace. The General Partner recommends the proposed sale for the following reasons:

     o    Ukiah Terrace no longer generates low income housing tax credits
     o It is now possible to sell the Property without a recapture of prior tax credits
     o The sale may allow Limited Partners to use their unused passive losses to offset the gain from the sale
     o The Property is 16 years old and is in need of capital improvements and upgrades
     o Maintenance and administrative expenses associated with an aging apartment community will continue to increase
     o The permanent financing for Ukiah Terrace has a prepayment restriction that prohibits refinancing.

     The Partnership and the General Partner have decided to recommend the sale of the Property to the Purchaser on the proposed terms. The Partnership's objective was to derive low income housing tax credits from its investment in the Property, and no further credits can be earned without the infusion of substantial capital for rehabilitation of the Property in accordance with the requirements of the Federal low income housing tax credit program. The Partnership does not have the necessary capital. The sale of the Property for a price of $2,600,000 is an amount in excess of the outstanding mortgage balance. The income tax liability should be offset to the extent that a Limited Partner has unused passive losses from the Partnership or other sources.

     In recommending approval of the Proposal, the General Partner believes it is important to note that the Property's only realistic use is as low income housing, based primarily on its location in a low income community and its original design as low income housing with very basic amenities.

                    ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS

     The schedules comprising Attachment No. 1 hereto include tabular presentations of the anticipated results of the proposed sale of the Property and the termination of Ukiah Terrace, and the distribution of cash and allocation of gain to the various involved parties. The schedules set forth a calculation of the anticipated net sales price, including estimated closing costs. They also present the total assets held by Ukiah Terrace as of the date set forth, including cash and reserves, and the total liabilities of Ukiah Terrace as of the date set forth, including the mortgage.

     In reviewing Attachment No. 1, Limited Partners should bear in mind that the Partnership's investment in Ukiah Terrace is through a two-tier structure. The schedules illustrate how anticipated net proceeds of the proposed sale would be allocated between the Partnership and the Local General Partner (who is unaffiliated with the General Partner) at the Ukiah Terrace level. At the Partnership level, the Partnership LPA provides that distributions to the Partnership by Ukiah Terrace be used in the following order: to pay Partnership expenses (if any) in connection with the sale; to pay the debts and obligations of the Partnership; and to fund Reserves. Any amount remaining after such uses would be allocated between the Limited Partners (as a group) and the General Partner. The Partnership has a liability on its books for an account payable due to the General Partner and its affiliates in excess of $2,516,000 as of December 31, 2006, and Partnership reserves of only $75,700 as of the same date. The Partnership LPA states that the General Partner is entitled to an annual Asset Management Fee in connection with the administration of the affairs of the Partnership. Any unpaid Asset Management Fee accrues and is paid in subsequent years. Since commencement of the Partnership in 1991, the General Partner has not been paid its full annual Asset Management Fee for the work it has done for the Partnership. The distribution from the sale of Ukiah Terrace is not adequate to pay the accrued Asset Management Fee. The General Partner intends to use part of the distribution from Ukiah Terrace to augment the Partnership's $75,700 reserve, and the balance to pay some of the account payable, as determined in the General Partner's discretion. The augmented reserve would be used to pay on-going Partnership operating costs and expenses, which may include future payments of the accrued Asset Management Fee.

     The General Partner estimates that the gain from the sale allocated to the Limited Partners would be in the amount of $x per Unit. Of this amount, the General Partner estimates that $x per Unit would constitute Section 1250 gain, and $x per Unit would constitute ordinary income. Section 1250 gain is taxed at a maximum rate of 25%, and ordinary income is taxed at a maximum rate of 35%. California taxes income at a maximum rate of 9.3%. The General Partner has not obtained any opinion of tax counsel in this regard, and Limited Partners are urged to consult their individual tax advisors for assistance in this regard, including the availability of unused passive losses to pay such gain. Limited Partners should also consider the impact of state income taxes with their advisors, including the laws of states other than California.

     The foregoing information is presented solely for the purpose of evaluating the Proposal. All amounts (other than the gross sales price) are estimates only. All computations are based upon assumptions which may or may not prove to be accurate and should not be relied upon to indicate the actual results which may be attained. Assumptions include the dates of sale of the Property and termination of Ukiah Terrace, and the results of Ukiah Terrace and Partnership operations through such dates.

                       CONFLICTS AND OTHER SPECIAL FACTORS

     A number of special factors apply to the Proposal. Some are described elsewhere in this Consent Solicitation Statement. Limited Partners are urged to read all of this Consent Solicitation Statement carefully. The General Partner believes that the best use of the Property is its continued rental as low income housing. This is based on the Property's location and the economy of Ukiah, the quality of the Property construction, and rental market conditions.

     The Purchaser presented its offer to the Local General Partner. The Local General Partner is not an affiliate of the General Partner. In accepting the Purchaser's proposal to purchase the Property, the Local General Partner did not seek other buyers. The Purchaser obtained an appraisal of the Property, and the Purchaser has represented to the General Partner that the Purchaser's purchase price is based, in part, on that appraisal. The appraisal is an opinion of "as is" market value, subject to restricted rents, of the fee simple estate, subject to the short-term leases of the tenants. Although, in the absence of open-market bidding, there can be no absolute guarantee that the Purchaser's sales price is the highest price that could be obtained, the General Partner believes the proposed sales price is fair in that it is based on an appraisal of the Property.

     The General Partner has consented to the Proposal, subject to the considerations discussed below under "Contingencies." In doing so, the General Partner was faced with conflicts of interest. The Developer has proposed the transaction and formed the Purchaser with the intention of making a profit from the rehabilitation and resyndication of the Property and other properties in which the Local General Partner and/or the Partnership or other affiliated limited partnerships have interests. Affiliates of the General Partner will be the limited partners in the Purchaser and the General Partner will receive a portion of the Developer's fee for assisting in the development and rehabilitation of the Property. The General Partner anticipates ongoing business relationships with the Developer.

                                  CONTINGENCIES

     There are several contingencies to the consummation of the proposed sale of the Property. The General Partner does not know if the proposed sale terms have been reduced to a writing. The proposed sale would not be consummated if either the Limited Partners disapprove the proposed sale, or Rural Development does not approve of the mortgage assumption, or the California Statewide Communities Development Authority does not approve issuance of the bonds the Purchaser will use to develop the Property, or the Purchaser does not complete the sale. In such event, Ukiah Terrace would continue to hold the Property, and the Partnership would continue to hold its investment in Ukiah Terrace for the foreseeable future with no immediate plan for disposition.

     If the foregoing contingencies are satisfied, the Purchaser would proceed with the transaction as discussed herein. If the necessary Consents are received from the Limited Partners by _____, 2007 the Purchaser will proceed with the transaction as discussed herein. It would take approximately 60 to 90 days for Rural Development to approve the transfer and for the bonds to be issued. If successful, the Purchaser estimates that the transaction could be closed on or before ____, 2007. Upon the closing, the Limited Partners would be entitled to use their unused passive losses as discussed herein.

                          VOTING RIGHTS AND PROCEDURES

     The only outstanding voting security of the Partnership is the Units.

     All Limited Partners as of June __, 2007 ( the "Record Date") are entitled to notice of and to vote on the Proposal. As of June 1, 2006 there were 17,696

Units outstanding and 12,119 Limited Partners or assignees entitled to vote such Units. The Proposal will require the favorable vote of a majority-in-interest of the Limited Partners.

     As of the Record Date no person or group of related persons was known by the Partnership to be the beneficial owner of more than 5% of the Units. Neither the General Partner, nor any of its affiliates, owns any of the Units.

     No meeting will be held with regard to the Proposal or the solicitation of the Limited Partners. Voting may be accomplished by completing and returning to the offices of the Partnership the form of Written Consent included herewith. Only Written Consents received prior to the close of business on the date (the "Action Date") which is the earlier of: (1) the date on which the Partnership receives approval and/or disapproval of the Proposal from a majority-in-interest of the Limited Partners, or (2) July ____, 2007 (unless such latter date is extended by the General Partner), will be counted. However, Limited Partners are urged to return their Written Consents at the earliest practicable date.

     The Partnership's offices are located at 17782 Sky Park Circle, Irvine, California 92614, and its telephone number is (714) 662-5565.

     If a Limited Partner has delivered an executed Written Consent to the Partnership, the Limited Partner may revoke such Written Consent no later than the close of business on the date immediately preceding the Action Date. As of the Action Date, the Proposal will either be approved or disapproved. The only method for revoking a Written Consent is by the delivery to the Partnership prior to the Action Date of a written instrument executed by the Limited Partner who executed the Written Consent stating that the Written Consent previously executed and delivered is thereby revoked. Other than the substance of the revocation so described, no specific form is required for such revocation. An instrument of revocation will be effective only upon its actual receipt by the Partnership prior to the Action Date at the Partnership's offices.

     Under California law, there are no rights of dissenters with regard to the Proposal.

     This solicitation is being made by the Partnership and the General Partner. The cost of this solicitation of Written Consents is being borne by the Partnership. Such solicitation is being made by mail and, in addition, may be made by officers and employees of the General Partner, either in person or by telephone or email.

     This Consent Solicitation Statement has been filed with the Securities and Exchange Commission. However, the Proposal has not been approved or disapproved by the SEC nor has the SEC passed upon the fairness or merits of the Proposal nor upon the accuracy or adequacy of the information included herein. Any representation to the contrary is unlawful.

                                Attachment No. 1

                                 UKIAH TERRACE, A CALIFORNIA LIMITED PARTNERSHIP -
                               PROPOSED DISTRIBUTION OF NET CASH PROCEEDS FROM SALE


June 1, 2007
====================================================================================================================================
 DISTRIBUTION OF SALE PROCEEDS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                   ----------------
                   Gross Sales Price                                                                                    $2,600,000
                           Less Selling Costs                                                                               26,000
                                                                                                                   ----------------
                   Net Sales Price                                                                                      $2,574,000
                           Plus: Net Current Assets                                                                        110,000
                                                                                                                   ----------------
                   Net Cash Proceeds Available to Partners                                                              $2,684,000
    3.2(b)(i)            Less: Mortgage                                                                                  1,740,345
    3.2(b)(i)            Less: Loans by GP                                                                                  54,654
                         Less: Loans by LP                                                                                       0
    3.2(b)(ii)           Less: Fund Reserves Deemed Necessary by General Partners                                                0
                                                                                                                   ----------------
                         Remainder                                                                                        $889,001

   3.2(b)(iii)           Less: An Amount Equal to the LP's Capital Contribution Minus Previous Distributions               331,956
                                                                                                                   ----------------
                         Remainder                                                                                        $557,045

    3.2(b)(iv)           Less: An Amount Equal to the GP's Capital Contribution Minus Previous Distributions                55,500
                                                                                                                   ----------------
                         Remainder                                                                                        $501,545

    3.2(b)(v)            Less: Sales Prep Fee - GP                                                                         156,000
                                                                                                                   ----------------
                   Net Proceeds                                                                                           $345,545
                                                                                                                   ================

                         Allocable Split between GP and LP
    3.2(b)(vi)           Allocation to GP                                                                                 $138,218
    3.2(b)(vi)           Allocation to LP                                                                                 $207,327
                                                                                                                   ----------------
                                                                                                                          $345,545

                                                                                                                   ================
 Total Funds to Flow to WNC California Housing Tax Credites II, L.P.                                                      $539,283



----------------------------------------------------------------------------------------------------------------------------------
                                             Projected Gain Calculation
Net Sales Price                                                                                               $               x
Adjusted Basis of Property                                                                                    $               x
                                                                                                            ======================
Taxable Gain on Sale of Property                                                                              $               x

Allocation of Gain by Federal Tax Rate                                  LP's                  GP's                  Total
                                                                ------------------------------------------------------------------
      Ordinary Income (IRC Section 1245 Recapture) 35%            $           x          $           x          $           x
      Gain (Unrecaptured IRC Section 1250 Gain) 25%               $           x          $           x          $           x
       Long Term Capital Gain 15%                                 $           x          $           x          $           x
                                                                ==================================================================
                                                                  $           x          $           x          $           x


----------------------------------------------------------------------------------------------------------------------------------
                                  Projected Sale/Liquidation Summary For Limited Partner

                                                                        Total                                     Original
                                                                         $ x                                     -   $ x
                                                                   L.P. Investment                               Investment
                                                                ----------------------                      ----------------------
Projected Partners Cash Distribution                              $               x                           $              x
Approximate Federal Tax (see rates above)                         $               x                           $              x
Approximate California Tax (9.3%)                                 $               x                           $              x
                                                                ======================                      ======================
Approximate Net Cash Proceeds after Tax                           $               x                           $              x

====================================================================================================================================


                                                  WNC CALIFORNIA HOUSING TAX CREDITS II, L.P. -

                                              PROPOSED DISTRIBUTION OF NET CASH PROCEEDS FROM SALE

June 1, 2007
====================================================================================================================================
DISTRIBUTION OF SALE PROCEEDS
------------------------------------------------------------------------------------------------------------------------------------
Cash Proceeds From Disposition Plus Return of Adjusted Capital at Lower Tier Partnership                             $539,283

            Less:

                 Payment of Partnership Debts and Obligations Including Unpaid Asset Management Fee and
                 Funding of Any Necessary Reserves                                                                    539,283

   4.2      Distribution of Disposition Proceeds

            Cash Back to LP's Based on Adjusted Capital Contribution
4.2.1(i)       Limited Partner - Adjusted Capital Contribution
                                                                                                                   -----------
               Remainder:                                                                                                  $0

            Cash Back to GP Based on Adjusted Capital Contribution
4.2.1(ii)      General Partner - Adjusted Capital Contribution
                                                                                                                   -----------
               Remainder                                                                                                   $0

            Subordinated Dispostion Fee owed:
4.2.1(iii)     Accrued Prior to This Dispositon:
                                                                                                                   -----------
               Remainder                                                                                                   $0

            Allocable Split between GP and LP
4.2.1(iii)     Allocation to GP
               Allocation to LP

            =================================================================================================================
                                                      Projected Gain Calculation

               Allocation of Gain by Federal Tax Rate                            LP's                GP's             Total
                                                                             ------------------------------------------------
                     Ordinary Income (IRC Section 1245 Recapture) 35%          $        x         $       x        $       x
                     Gain (Unrecaptured IRC Section 1250 Gain) 25%             $        x         $       x        $       x
                      Long Term Capital Gain 15%                               $        x         $       x        $       x
                                                                             ================================================
                                                                               $        x         $       x        $       x
            =================================================================================================================
                                       Projected Sale/Liquidation Summary For Limited Partners

                                                                                     Total                      Original

                                                                                 $         x                   $         x

                                                                                 L.P. Investment                Investment
                                                                             ---------------------          -----------------
               Projected Partners Cash Distribution                              $         x                   $         x
               Approximate Federal Tax (see rates above)                         $         x                   $         x
               Approximate California Tax (9.3%)                                 $         x                   $         x
               Approximate Net Cash Proceeds after Tax                           $         x                   $         x
                                                                             ================================================


====================================================================================================================================

                  ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS


   Please mark one box below and return to the address below by July __, 2007
   --------------------------------------------------------------------------


         This Written Consent is solicited on behalf of the Partnership and the General Partner.

The undersigned, as record holder of ________ units of limited partnership interest in WNC California Housing Tax Credits II, L.P. (the "Partnership"), hereby acknowledges receipt of the Consent Solicitation Statement dated June __, 2007 and hereby votes all the units of limited partnership interest in the Partnership held by him, her or it as follows:

     Proposal.   An  amendment  to  the   Partnership's   Agreement  of  Limited
     Partnership to permit the sale of the Property of the Local Limited Partnership known as Ukiah Terrace, a California Limited Partnership, to a purchaser wherein one or more affiliates of the General Partners or their affiliates are or will become the limited partners and the General Partner will obtain a fee for services rendered in the development and rehabilitation of such Property, as specifically set forth under "Proposal
     - Amendment To Partnership LPA" in the accompanying Consent Solicitation Statement.

                                MARK ONLY ONE BOX
                                -----------------


FOR [ ]                           AGAINST [ ]                        ABSTAIN [ ]


This Written Consent, when properly executed and returned to the Partnership, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETUNED, WILL BE VOTED FOR THE PROPOSAL. When units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:
         ---------------------------        ---------------------------
                                            Signature


                                            ---------------------------
                                            Signature (if held jointly)

            Return in the enclosed self-address stamped envelope to:

                           Attention: Christina Nguyen
                             WNC & Associates, Inc.
                              17782 Sky Park Circle
                                Irvine, CA 92614
                            Ph: 714-662-5565 ext. 187
                                Fax: 714-662-4412